EXHIBIT 99.1

NATIONAL COAL CORP. COMPLETES SALE OF RAIL LINE

Knoxville, Tenn. – (May 20, 2010) – National Coal Corp. (Nasdaq: NCOC), a Central and Southern Appalachian coal producer, today announces the sale, by its wholly-owned subsidiary NC Railroad, Inc.,  of 42-miles of rail line between Oneida and Devonia, Tenn. to R.J. Corman Railroad Property LLC for a purchase price of approximately $3 million.

The rail line previously provided National Coal with access to reserves on the New River Tract as well as a preparation plant in Devonia, Tenn. which was recently sold in a separate transaction.  This rail line sale includes any and all tracks, rails, ties, switches, crossings, bridges, and trestles as well as all other trackage, appurtenances, improvements and fixtures.

Daniel A. Roling, President and CEO at National Coal, says that despite challenges, the Company is moving forward with cautious optimism. “As the economy improves, both prices and volumes for our coal should increase progressively as we advance through the year.  At present we are moving forward with our plans to begin construction of our new mine number 12, which will produce a high quality specialty coal.  This mine should help us achieve one of our key goals – lowering our costs.  Even though we are focused on our organic growth prospects, we remain mindful of the challenge to refinance our debt.”

National Coal’s continuing operations in Tennessee include the coal mineral and mining rights to approximately 57,000 acres of land, along with mining complexes that include one active underground mine and one active surface mine.  In addition, National Coal continues to own and operate one preparation plant and one unit train loading facility served by the Norfolk Southern Railroad.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee. Currently, National Coal employs about 155 people. National Coal sells steam coal to electric utilities and industrial companies in the Southeastern United States.  For more information and to sign-up for instant news alerts visit www.nationalcoal.com.

Information About Forward Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include the Company’s belief that the prices and volumes of its coal will increase during the year as the economy improves, and that the opening of mine number 12 will lower its costs.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to the risks more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

8915 George Williams Rd.    Knoxville, TN 37923    865-690-6900 (phone)    865-691-9982 (fax)    www.nationalcoal.com